UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

Federal National Mortgage Association (Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation (State or other jurisdiction of incorporation)	0-50231 (Commission File Number)	52-0883107 (IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC (Address of principal executive offices)		20016 (Zip Code)

Registrant’s telephone number, including area code: 202-752-7000

Item 5.   Other Events.

        On August 15, 2003, Fannie Mae (formally, the “Federal National Mortgage Association”), issued its quarterly business activity supplement for the second quarter of 2003. A copy of the supplement is filed as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Exhibits.

An index to exhibits has been filed as part of this Report immediately following the signature page, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

	By	/s/ Janet L Pennewell Janet L. Pennewell Vice President

Date: August 15, 2003

EXHIBIT INDEX

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Quarterly business activity supplement for the second quarter of 2003, issued by Fannie Mae on August 15, 2003.